                                                                     Exhibit 4.6

         THE SECURITY EVIDENCED BY THIS WARRANT HAS NOT BEEN REGISTERED
 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED
               OR ASSIGNED, EXCEPT AS EXPLICITLY PROVIDED HEREIN.

             Agreement and Warrant to Purchase 250,000 Common Shares
                                Spatialight, Inc.
                               (October 14, 2002)


This Agreement and Non-Transferrable Warrant (the "Warrant") certifies that, for value received, Spayside Inc., the registered holder hereof (the "Warrantholder"), or a permitted assign thereof, is entitled to purchase from Spatialight, Inc., a New York corporation with its principal office at Five Hamilton Landing, Suite 100, Novato, California 94949 (the "Company") 250,000 shares of Common Stock of the Company (the "Shares") at or before 5:00 p.m. Eastern Standard Time on October 14, 2004, at the purchase price per share of $3.50 (the "Warrant Price"), subject to the following terms and conditions. The number of Shares purchasable upon exercise of this Warrant and the Warrant Price per Share shall be subject to adjustment from time to time as set forth herein.

1.       Consideration for Warrant.


         This Warrant has been issued in consideration of consulting services provided to the Company by Warrantholder, the receipt of which is hereby acknowledged.

2.       Exercise.

         (a) This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form as attached hereto duly completed and executed, together with payment of the Warrant Price at the principal office of the Company. Payment of the Warrant Price may be made in cash, by wire transfer, by check or pursuant to the provisions of Section 2(b) below. Upon surrender of the Warrant and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with Fractional Warrants, as provided in Section 7 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrant and the payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing the Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. In the event that the Warrant is exercised in respect of less than all of the Shares specified herein at any time prior to the Termination Date, a new Warrant evidencing the remaining Shares will be issued by the Company. The Company shall pay any and all transfer taxes or similar charges, which may become due upon exercise of the Warrant.

         (b) Notwithstanding any provisions herein to the contrary, so long as and to the extent that this Warrant may be exercised, in lieu of exercising the Warrant for cash, the holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised). The holder may make the election described in this Section 2(b) by surrendering this Warrant, delivering a notice of election under this provision and providing the other documents referenced in Section 2(a), following the procedures set forth in such section. In such event the Company shall issue (i) within thirty (30) days a new Warrant substantially in the form hereof representing the number of Shares with respect to which this Warrant shall not then have been exercised and (ii) a number of Shares computed using the following formula:

                        Y (A-B)
                   X =  -------
                          A

Where       X  = the number of Shares to be issued,
            Y = the portion of the Warrant being exercised, A = the fair market value of one share of Common Stock
                 (at the date of such calculation), and
            B  = the Warrant Price.


                  For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Board in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, fair market value shall mean the average over the preceding ten trading days (or such fewer number of days as such public market has existed) of the average of the high and low prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") system, or if the Common Stock of the Company is then traded on a national securities exchange or the Nasdaq Stock Market, the average over the preceding ten (10) trading days (or such fewer number of days as the Common Stock has been so traded) of the closing sale prices on the principal national securities exchange or the Nasdaq market on which it is so traded.

3.       Reservation of Shares.

         On or after the date of this Warrant, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Shares upon the exercise of this Warrant. Every transfer agent for the securities of the company issuable upon the exercise of the Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized Shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with every transfer agent for the securities of the Company issuable upon the exercise of the Warrant. The Company will supply such transfer agent with duly executed stock and other certificates for such purpose.

4.       Further Obligations of Company.

         4.1. The Company covenants and agrees that all Shares which may be delivered upon exercise of this Warrant shall, upon delivery, be fully paid and non-assessable, and be free from all taxes, liens and charges with respect to the purchase thereof hereunder, and without limiting the generality of the foregoing, the Company covenants and agrees that it shall from time to time take all such actions as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Warrant Price per share of the Shares issuable pursuant to this Warrant.

         4.2. If the Warrantholder claims that this Warrant has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and deliver to the Warrantholder a replacement Warrant provided that the requirements of Section 8-405 of the New York Uniform Commercial Code has been met and, if this Warrant has been mutilated, that it is surrendered to the Company.

5.       Registration.

         The Warrant shall be registered on the books of the Company when issued and shall be transferable only on the books of the Company maintained at its principal office in Novato, California, or wherever its principal executive offices may then be located, upon delivery thereof duly endorsed by the Warrantholder or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. This Warrant shall not be transferable in whole or in part unless the Company pre-approves such transfer in writing, provided, however, that the Company shall pre-approve reasonable transfers made for estate planning purposes. Upon any registration or approved transfer, the Company shall execute and deliver a new Warrant or Warrants to the person or persons entitled thereto. At the Company's expense, the Warrant holder will have unlimited piggyback registration rights with respect to the Common Stock issuable upon exercise of the warrant.

6.       Adjustment of Warrant Price and Number of Shares.

         6.1. General. The number of Shares purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  6.1.1. In case the Company shall, with regard to its Common Stock (or securities convertible into or exchangeable for Common Stock) (A) pay a dividend in Common Stock or make a distribution in Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or
                           (D) issue by reclassification of its Common Stock or other securities of the Company, the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of

                           Shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  6.1.2. No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the aggregate number of Shares then purchasable upon the exercise of the Warrant; provided however, that any adjustments which by reason of this Section 6.1.2 are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  6.1.3. Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

                  6.1.4. Whenever the number of Shares purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder in accordance with the provisions of Section 9 hereof, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of the Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                  6.1.5. For the purpose of this Section 6.1, the term "Common Stock" shall mean (A) the class of shares designated as the Common Stock of the Company at the date of this Warrant, or (B) any other class of shares resulting from successive changes or reclassifications of such Common Stock including changes in a par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Warrantholder shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of the Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 6.

         6.2. No Adjustment of Dividends. Except as provided in Section 6.1, no adjustment in respect of dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

         6.3. Preservation of Purchase Rights upon Reorganization, Reclassification, Consolidation, Merger, etc. In case of any capital reorganization or reclassification of the Common Stock of the Company, or in case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another person of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchaser, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reorganization or reclassification, consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. In the event of a merger described in
                  Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Shares under the Warrant shall terminate on the date of such merger and thereupon the Warrant shall become null and void but only if the controlling corporation shall agree to substitute for the Warrant its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or had been entitled to receive has the Warrant been exercised immediately prior to such merger. The adjustments required by this Section 6.3 shall be effected in a manner which shall be as nearly equivalent as may be practicable to the adjustments provided for elsewhere in this
                  Section 6. The provisions of this Section 6.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         6.4. Statement on Warrants; Legends. Irrespective of any adjustments in the Warrant Price or the number or kind of Shares purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in this initially issued Warrant. The Company may at any time place legends referencing any applicable securities law restrictions on certificates representing the Shares. Holder shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in order to carry out the provisions of this Section.

7.       Fractional Shares.

         The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a Share would, except for the provisions of this Section 7, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall issue to the Warrantholder a fractional Warrant entitling Warrantholder, upon surrender with other fractional Warrants aggregating one or more full Shares, to purchase such full Shares. If fractional Warrants do not aggregate a full Share, their value (over and above their exercise price) shall be paid in full in cash upon exercise to the exercising Warrantholder.

8.       No Rights as Shareholder; Notices to Warrantholder.

         Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as shareholder of the Company, including the right to vote, receive dividends, or consent as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. However, the Company shall be required to give notice in writing to the Warrantholder of any meeting of shareholders of the Company or any proposed consent of the shareholders as provided in Section 9 hereof at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote at any such meeting or as to which any consent is requested. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

9.       Notices.

         Any notice pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         9.1. If to the Warrantholder -- addressed to:

                  Spayside Inc.
                  C/O Kammerman & Soniker
                  655 3rd Avenue, 8th Floor
                  New York, NY 10017

         9.2. If to the Company -- addressed to:

                  Spatialight, Inc.
                  Five Hamilton Landing, Suite 100
                  Novato, California 94949
or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or three days after they are mailed in the manner set forth above.

10.      Successors.

         All the covenants and provisions of this Warrant by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

11.      Merger or Consolidation of the Company.

         The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another person, unless the provisions of Section 6.3 are complied with.

12.      Applicable Law.
         This Warrant shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such State, without regard to principles of conflicts of law.

13.      Counterparts.

         This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.      Further Assurances.

         From time to time after the Closing, the Company shall promptly execute and deliver to each Warrantholder such further agreements and assurances as the Warrantholder may reasonably request in order to vest and confirm ownership of the Shares and the Warrants in the Warrantholder and to effectuate the purposes, terms and conditions of this Agreement. Each party hereto may evidence its execution and delivery hereof by facsimile delivery of an original signature page at or prior to closing, which facsimile shall be deemed to be an original for all purposes.

15.      Headings.

         The headings in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

16.      Indemnification.

         The Company shall indemnify and hold each Consultant harmless from and against any loss, damage or expense which may result from (i) the inaccuracy or falsity of any representation or warranty of Company hereunder, or (ii) the failure of Company to fulfill its covenants hereunder.

17.      Warrantholder Representation.

         The Warrantholder represents that (a) this Warrant is acquired for the Warrantholder's own account and not with a view to or for sale in connection with any distribution of the Warrant and (b) the Warrantholder is an "accredited investor" as defined in Regulation D promulgated under the Act.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto fixed.


(corporate seal)                               SPATIALIGHT, INC.

Attest:

                                               By:______________________________
----------------------------                      Robert A. Olins
                                                  Acting Chief Executive Officer

Holder represents that Holder is familiar with the terms and provisions of this Warrant Agreement and hereby accepts the Warrant subject to all of the terms and provisions thereof.


Date:                                          By:
       ------------------------                   ------------------------------
                                                  Brian Shatz
                                                  Spayside Inc.

                                  Attachment I

                                  PURCHASE FORM
TO. Spatialight, Inc.

1. The undersigned hereby elects to purchase ________________ shares of the Common Stock of Spatialight, Inc., pursuant to the terms of the attached
Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

----------------------------------
(Name)


----------------------------------
(Address)



----------------------------------
(Name of Warrant Holder)

----------------------------------
(Date)

By:_______________________________


Title:_____________________________
(Name of purchaser, and title and
signature of authorized person)

                                  Attachment 2

                       INVESTMENT REPRESENTATION STATEMENT

Shares of the Common Stock of
Spatialight, Inc.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Spatialight, Inc. (the "Company") as follows

(a) The shares of Common Stock and other securities, if any, to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of this warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) that the proposed transfer will not violate any of said laws

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks
(including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.


Dated: ___________________


-------------------------
(Signature)

-------------------------
(Typed or Printed Name)

-------------------------
(Title)

                                  Attachment 3

                           NOTICE OF CASHLESS EXERCISE

TO. Spatialight, Inc.

1. The undersigned hereby elects to acquire ________________ shares of the Common Stock of Spatialight, Inc., pursuant to the terms of the attached Warrant, by conversion of ___________ percent (___%) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

----------------------------------
(Name)

----------------------------------
(Address)



----------------------------------
(Name of Warrant Holder)

----------------------------------
(Date)

By:_______________________________


Title:_____________________________
(Name of purchaser, and title and
signature of authorized person)